SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a party other than the Registrant [ ]

                           Check the appropriate box:

[X]        Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]        Definitive Proxy Statement

[ ]        Definitive Additional Materials

[ ]        Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            NATIONAL COMPANIES, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]        No fee required

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
           0-11

           1) Title of each class of securities to which transaction applies:

           2) Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           4)         Proposed maximum aggregate value of transaction:

           5)         Total fee paid:

[ ]        Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)         Amount Previously Paid:

           2)         Form, Schedule or Registration Statement No.:

           3)         Filing Party:

           4)         Date Filed:

                            NATIONAL COMPANIES, INC.

                           4350 Oakes Road, Suite 512

                              Davie, Florida 33314

                                 (954) 584-5080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 24, 2002

Notice is hereby given that the Annual Meeting of Shareholders of National Companies, Inc., a Florida corporation (the "Company"), will be held at 4:00 p.m. Central Standard Time on Wednesday, July 24, 2002, at the New Orleans Marriott, 555 Canal Street, New Orleans, Louisiana for the following purposes:

     1. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified

The Board of Directors has fixed the close of business on June 10, 2002 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the Annual Meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.

                       By Order of the Board of Directors,

                                 LYNDA M. DAVIS

                          Vice President and Secretary

Davie, Florida
June 25, 2002

                            NATIONAL COMPANIES, INC.

                           4350 Oakes Road, Suite 512

                              Davie, Florida 33314

                                 (954) 584-5080

                                 PROXY STATEMENT

                                  JUNE 25, 2002

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 24, 2002

                               GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of National Companies, Inc., a Florida corporation (the "Company"), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 4:00 p.m. Central Standard Time on Wednesday, July 24, 2002 at the New Orleans Marriott, 555 Canal Street, New Orleans, Louisiana and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about July 1, 2002. The Company's principal executive office is located at 4350 Oakes Road, Suite 512, Davie, Florida 33314.

You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon, or, in the absence of such specifications for, the election of directors nominated herein for one year.

Holders of record of shares of Common Stock, par value $.001 per share, ("Common Stock") of the Company at the close of business on June 10, 2002, will be entitled to one vote per share. The Common Stock will be voted together as one class. On June 25, 2002, there were approximately 3,575,538 outstanding shares of Common Stock of the Company. Other than the Common Stock, there are no other voting securities outstanding.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by each director and officer, by nominees for directors of the Company, and by all directors and executive officers of the Company as a group:


NAMES AND ADDRESS OF
DIRECTORS, OFFICERS, AND                          NUMBER OF            PERCENT
5% SHAREHOLDERS                                   SHARES OWNED         OF CLASS
---------------                                   ------------         --------

Richard L. Loehr                                   2,000,000           55.93%
Chairman and CEO
4350 Oakes Road, Suite 512
Davie, Florida 33314

Douglas J. Borr                                      200,000           5.59
Vice President
1505 N. Riverside Drive, #1104
Pompano Beach, FL 33062

Lynda M. Davis                                       100,000           2.79
Vice President and Secretary
1201 River Drive, #403
Ft. Lauderdale, FL  33315

Carol Boozer                                         100,000           2.79
Vice President and Treasurer
913 8W 149 Way
Sunrise, FL  33326

Angela Loehr Chrysler                                105,000           2.93
Director
8864 Hilton Road
Brighton, MI  48114

Richard Chrysler                                       5,000            .14
Director
8485 Hilton Road
Brighton, MI  48114

Robert Fason                                          33,882            .94
Director
1004 Highway 3
Mt. Vernon, AR  72112

Les Whitaker                                           8,098            .22
Director
426 NO 16th
Muskogee, OK  74401

Shelley and Peter Goldstein (2)                      238,000           6.65
22154 Martella Ave.
Boca Raton, FL  33433

William R. Case                                      300,000           8.39
6575 Happy Hollow Trail
Gainesville, GA  30506

All Directors, Officers and
5% Shareholders as a Group                         3,089,980          86.42%


(1) Table is based on current outstanding shares of 3,575,538 as of June 25, 2002.

(2) Shelley Goldstein is our former sole executive and director. Mrs. Goldstein and her husband, Peter Goldstein, are the controlling shareholders of Goldco Properties, Ltd which owns 100,000 shares and Mr. Goldstein owns directly 1,000 shares. Combined with Mrs. Goldstein's direct ownership interest, Shelley Goldstein and Peter Goldstein beneficially own, as determined in compliance with SEC rules, 238,000 shares.


                              ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve for a term of one year or until their successors are elected and qualified. It is intended that the proxies will be voted for the nominees set forth herein. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless it reduces the number of directors to be elected.

The following table sets forth certain information regarding each nominee for election as director of the Company:

                                                                                                     DIRECTOR
NAME                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS                       AGE          SINCE
----                       --------------------------------------                       ---          -----
Richard Loehr              Chairman of the Board and Chief Executive Officer            59           09/02/01
                           with responsibility for the day-to-day operations of
                           the Company. Mr. Loehr designed National's Benefits
                           Program. Mr. Loehr's career began as a teenage
                           champion drag racer who caught the eye of Henry Ford,
                           II. Ford admired Loehr's competitiveness and tireless
                           work ethic. At Ford, Mr. Loehr spent a good deal of
                           time as the head of the Ford Racing Team. During this
                           time, Loehr acquired his management skills by
                           emulating his mentor, Henry Ford. Loehr successfully
                           practices those skills today at National. Following
                           his outstanding racing career, Loehr remained in the
                           automobile industry as the owner of successful
                           automobile dealerships in Michigan. While the owner
                           of a Chrysler dealership, Loehr met Lee Iococca,
                           forging a strong friendship and business relationship
                           with this American legend. Iococca so valued Loehr's
                           abilities that he tapped him to head a massive fund
                           raising campaign to restore the Stature of Liberty.

Angela Loehr Chrysler      Vice President of National Travel Services, Inc. Ms.         30           09/02/01
                           Chrysler, the daughter of chairman and CEO Richard
                           Loehr, is an experienced executive with an impressive
                           professional background in sales and marketing.  Ms.
                           Chrysler's responsibilities include all aspects of running a travel business: sales, management, finance, Web maintenance, and training.  Ms. Chrysler began her professional career in
                           1994 as a sales administrator for L&W Engineering, an
                           automotive engineering company.  In September 1996 until
                           December 2000, Ms. Chrysler was involved in medical sales.
                           She was first a territorial sales representative for RHEIN


                           Medical, an ophthalmic instrument company with
                           responsibility for managing approximately 300 accounts.
                           She subsequently became an independent representative for
                           Midwestern STAAR in Cincinnati, Ohio.  STAAR
                           manufactures injectable intraocular lenses.  Ms. Chrysler
                           managed approximately 250 STAAR including all current
                           accounts covering Southern Michigan.  From January 2000
                           until September 2000, Ms. Chrysler was the regional
                           physician sales representative for Healtheon/WebMD, an
                           Internet health services and information company headquartered in Atlanta, Georgia.  Ms. Chrysler's responsibilities included in-service training for nurses and staff in the use of the
                           WebMD Web site and its services.  Her territory included
                           Approximately five counties in Michigan with over 6,000
                           accounts.  Ms. Chrysler left WebMD to help found National
                           Travel Services.  Ms. Chrysler holds a Bachelor of Science degree from Florida Atlantic University.

Richard Chrysler           Dick Chrysler, was elected to the United States House of      60           09/02/01
                           Representatives in 1994.  He was one of only four people
                           in the entire Congress with a background in manufacturing.
                           He introduced the first bill on the first day in the 104th
                           Congress that began the "Contract of America."  In 1976,
                           beginning in his living room, Mr. Chrysler founded Cars
                           & Concepts which became Livingston County's largest
                           employer with over 1,200 employees.  In 1986, he sold
                           Cars & Concepts to his employees.  At that time the
                           company had manufactured over one million vehicles
                           for General Motors, Ford, and Chrysler Corporation, and
                           60% of all the convertibles in the world were produced
                           by Mr. Chrysler's company.  He has a number of patents
                           in the automotive industry.  Dick ran for Governor of the
                           state of Michigan in 1986 and lost by 60,000 votes in a state of 6 million voters in his first attempt at elected office.  He built a church for the First Presbyterian Church of Brighton.
                           He then started a company that builds police vehicles called
                           Cruisers with his two sons Rick and Phil, which they still own and operate today.  Dick is currently President of The Ideal
                           Group, a minority owned steel company that has doubled it's size to $75,000,000 in the last year. Dick was a
                           member of the Board of Directors of the Michigan
                           National Bank from 1980 to 1994, and has been the
                           vice-chairman of Cleary College for the past 25
                           years.

Robert Fason               Mr. Fason is National's national sales manager and the        43           09/02/01
                           Company's undisputed top producer.  Mr. Fason's rise
                           within National is unprecedented in the history of the
                           Company.  Mr. Fason joined National in 1997 following a
                           successful six-year career with National Safety Associates
                           (NSA), including membership on the company's President's
                           Advisory Council and Executive Committee.  For ten years,


                           prior to joining NSA Mr. Fason was a dairy farmer in Mount
                           Vernon, Arkansas.

Les Whitaker               Mr. Whitaker is a regional director and member of             43           09/02/01
                           National's prestigious Chairman's Circle.  He received
                           the Company's Platinum Presidential Award as recognition
                           for his financial success.  From 1982 until 1997, Mr.
                           Whitaker was a successful direct marketing distributor
                           for Amway Corporation.  He later became the number one
                            producer in the United States for Jewelway
                           International serving as that company's national
                           sales trainer. Mr. Whitaker holds a Bachelor of
                           Science degree and a Master's degree in Civil
                           Engineering from Oklahoma State University. He began
                           his professional career as a partner in a highly
                           successful engineering consulting firm.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has met four (4) times since the beginning of fiscal year 2001. Meetings were held on September 2, 2001 and February 22, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, Angela Loehr Chrysler, and Richard Chrysler were in attendance. A Special Meeting of the Board of Directors was held on April 4, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler were in attendance. The last meeting held took place on June 18, 2002 and Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler attended.

Each director received $500.00 for attending each of the scheduled meetings of the Board of Directors since the beginning of fiscal year 2001.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2001. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

Name and Principal Position                 Salary                     Bonus                     Annual
---------------------------                 ------                     -----                     ------
Deferred Salary
---------------
Richard Loehr, Chairman & CEO               $     0                    $     250,000             $     0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority of the Company's products and services are supplied by companies that are owned by the Company's majority shareholder, president and Chairman of the Board of the Company. The affiliated companies only sell to the Company's customers. No revenue is realized by the Company for product or service sold by these affiliates, except that one affiliate pays a commission, based on product sales, to the Company.

As of December 31, 2001, the Company had advanced to an affiliate, interest free, $2,143,409. The balance is anticipated to be repaid before the end of 2002.

An affiliate of the Company is owned by the majority shareholder of the Company, who is the president and Chairman of the Board of both the Company and the affiliate. The affiliate sold health insurance through two health care providers to customers of the Company. The State of Florida Department of Insurance has initiated proceedings against one health care provider, asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. The State of Texas Department of Insurance has initiated receivership proceedings against the other health care provider, also asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. Our understanding is that as of March 22, 2002, neither plan is operating or paying claims. The amount of unpaid claims that the Company is aware of as of March 22, 2001 is approximately $652.000.

National controls the supply of products and services through the affiliated operating companies owned and operated by National chairman and chief executive officer, Richard Loehr.

(1) Team National Products, Inc. f/k/a/ Loehr's Auto Consulting, Inc. provides products jewelry, nutritional products, car care products, and telephone services to our customers. This affiliated company is also responsible for training materials, and for the National apparel line.

(2) National Automotive, Inc., f/k/a Nation's Auto Fleet provides support services to The National Companies. Services and products include automotive sales and leasing, warranties, and financing.

(3) The Company offers travel and vacation plans through its wholly-owned subsidiary National Travel Services, Inc. This company is a franchisee of UniGlobe Travel.

(4) The Company recently established National Insurance Group, Inc. to design innovative insurance products for the Company. These products, provided by an A+ rated United States insurance company, include critical care, Medicare, dental, health and term life insurance and are an important component in the Company's product mix.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The independent accountant for the Company for the fiscal year ended December 31, 2001 was Robert Jarkow, CPA., who will continue in that capacity for the current fiscal year. Mr. Jarkow is expected to be present at the meeting on July 24, 2002 to respond to appropriate questions.

             Preliminary Copy -- For the Information of the SEC Only

                            NATIONAL COMPANIES, INC.

                       2002 Annual Meeting of Shareholders

                                  July 24, 2002
                                4:00 p.m. C.S.T.

                              You May Vote by Mail
                       (see instructions on reverse side)

                             YOUR VOTE IS IMPORTANT

                                      PROXY

                            NATIONAL COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

Lynda M. Davis, Vice President and Secretary, with the power of substitution, is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of National Companies, Inc. to be held in New Orleans, Louisiana, on Wednesday, July 24, 2002, at 4:00 p.m., Central Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

       TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

[SEE REVERSE]   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        [SEE REVERSE]
[  SIDE     ]                                                     [    SIDE   ]

                                   DETACH HERE

[ X ] Please mark votes as in this sample.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF DIRECTORS. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" THIS MATTER.

ELECTION OF DIRECTORS:
Nominees: Richard Loehr, Angela Loehr Chrysler, Richard Chrysler, Robert Fason, Les Whitaker

FOR ALL NOMINEES [  ]             [  ] WITHHELD FROM ALL NOMINEES

For all nominees except as noted above


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:                                   Date:
          ----------------------------------       ------------------------

Signature:                                   Date:
          ----------------------------------       ------------------------